EXHIBIT 32

CERTIFICATION UNDER SECTION 906 OF
SARBANES-OXLEY ACT OF 2002

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Warwick Community Bancorp, Inc. (the "Registrant") that the Quarterly Report of the Registrant on Form 10-Q for the period ended June 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: August 9, 2004	/s/ Fred G. Kowal
Fred G. Kowal Chairman and Chief Executive Officer

Date: August 9, 2004	/s/ Arthur W. Budich
Arthur W. Budich Senior Vice President and Chief Financial Officer

This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.